Exhibit 16.1

2929 Allen Parkway, 20th Floor Houston, TX 77019

Tel: 713-960-1706 Fax: 713-960-9549 www.bdo.com

June 21, 2023

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 15, 2023, to be filed by our former client, VAALCO Energy, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA, LLP